Exhibit 99.1

PRESS RELEASE

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway N., Suite 200

Houston, Texas 77040

ir@allegiancebank.com

ALLEGIANCE BANCSHARES, INC. REPORTS

RECORD RESULTS FOR THE SECOND QUARTER 2021

•	Record net income and diluted earnings per share of $22.9 million and $1.12 for the second quarter 2021, respectively, and $40.9 million and $2.01 for the six months ended June 30, 2021, respectively

•

Deposit growth of 15.6% to $5.43 billion as of June 30, 2021 from $4.70 billion as of June 30, 2020, driven primarily by $513.7 million, or 17.4%, growth in interest-bearing deposits and $218.9 million, or 12.5%, growth in noninterest-bearing deposits

•	Board declared quarterly dividend of $0.12 per share of common stock

HOUSTON, July 29, 2021 - Allegiance Bancshares, Inc. (NASDAQ: ABTX) (Allegiance), the holding company of Allegiance Bank (the "Bank"), today reported record net income of $22.9 million and diluted earnings per share of $1.12 for the second quarter 2021 compared to net income of $9.9 million and diluted earnings per share of $0.48 for the second quarter 2020. Net income for the six months ended June 30, 2021 was $40.9 million, or $2.01 per diluted share, compared to $13.4 million, or $0.65 per diluted share, for the six months ended June 30, 2020. The second quarter and six months ended June 30, 2021 results were primarily due to a recapture of provision for credit losses and increased net interest income driven by lower funding costs.

“We are excited to announce yet another record quarter for Allegiance, which came with core loan and deposit gains, and we enter the third quarter positioned for growth,” said Steve Retzloff, Allegiance’s Chief Executive Officer. “We maintained solid asset quality while economic factors improved which led us to a release of reserves for credit losses” commented Retzloff.

“The positive energy across Allegiance coupled with the outstanding determination of our employees continues to reinforce the execution of our business strategies with precision. The company-wide coordination of efforts has provided powerful momentum within our Treasury Management group as we continue to integrate new customers and focus on building both new and deepening existing customer relationships,” continued Retzloff.

“As we appreciate our successes in the first half of 2021, we believe we are in an excellent position of strength as we prepare for the remainder of the year. We have proven our ability to succeed in a highly competitive market and are well-positioned to support the growing needs of the communities we serve,” concluded Retzloff.

Second Quarter 2021 Results

Net interest income before the provision for credit losses in the second quarter 2021 increased $5.7 million, or 11.3%, to $56.6 million from $50.8 million for the second quarter 2020 and increased $898 thousand, or 1.6%, from $55.7 million in the first quarter 2021.  These increases were primarily due to changes in the volume and relative mix of the underlying assets and liabilities, the impact of loans within the Small Business Administration Paycheck Protection Program (PPP) under the Coronavirus Aid, Relief and Economic Security Act (CARES Act) as well as lower costs on interest-bearing liabilities.  The net interest margin on a tax equivalent basis decreased 8 basis points to 4.02% for the second quarter 2021 from 4.10% for the second quarter 2020 and decreased 17 basis points from 4.19% for the first quarter 2021. The decreases in the margin were primarily due to the decrease in the average yield on interest-earning assets partially offset by the decrease in funding costs.

Noninterest income for the second quarter 2021 was $2.3 million, an increase of $711 thousand, or 45.5%, compared to $1.6 million for the second quarter 2020 and increased $537 thousand, or 30.9%, compared to $1.7 million for the first quarter 2021.  Second quarter 2021 noninterest income reflected higher transactional fee income and no losses on sales of other real estate when compared to first quarter 2020.

Noninterest expense for the second quarter 2021 increased $3.8 million, or 12.8%, to $33.6 million from $29.8 million for the second quarter 2020 and decreased $1.3 million, or 3.8%, compared to the second quarter of 2020 and the first quarter 2021. The increase over the prior year was primarily due to increases in salaries and benefits and the reduced amount of deferred PPP loan origination costs compared to the second quarter of 2020.

In the second quarter 2021, Allegiance’s efficiency ratio increased to 57.07% compared to 56.92% for the second quarter 2020 and decreased from 60.85% for the first quarter 2021. Second quarter 2021 annualized returns on average assets, average equity and average tangible equity were 1.42%, 11.87% and 17.20%, respectively, compared to 0.71%, 5.51% and 8.32%, respectively, for the second quarter 2020.  Annualized returns on average assets, average equity and average tangible equity for the first quarter 2021 were 1.18%, 9.59% and 14.03%, respectively. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Six Months Ended June 30, 2021 Results

Net interest income before provision for credit losses for the six months ended June 30, 2021 increased $16.4 million, or 17.1%, to $112.3 million from $95.9 million for the six months ended June 30, 2020 primarily due to a $880.6 million, or 18.7%, increase in average interest-earning assets over the prior year including the impact of PPP loans as well as lower costs related to interest-bearing liabilities. The net interest margin on a tax equivalent basis decreased 2 basis points to 4.10% for the six months ended June 30, 2021 from 4.12% for the six months ended June 30, 2020. The decrease in the margin over the prior year was primarily due to the decrease in the average yield on interest-earning assets partially offset by decreased funding costs.

Noninterest income for the six months ended June 30, 2021 was $4.0 million, a decrease of $278 thousand, or 6.5%, compared to $4.3 million for the six months ended June 30, 2020 due primarily to lower correspondent bank rebates and gains on the sale of securities.

Noninterest expense for the six months ended June 30, 2021 increased $6.3 million, or 10.2%, to $68.5 million from $62.2 million for the six months ended June 30, 2020.  The increase in noninterest expense over the six months ended June 30, 2020 was primarily due increased accruals for bonus and profit sharing due to increased net income along with the reduced amount of deferred PPP loan origination costs compared to the prior year.

Allegiance’s efficiency ratio decreased from 62.26% for the six months ended June 30, 2020 to 58.93% for the six months ended June 30, 2021. For the six months ended June 30, 2021, returns on average assets, average equity and average tangible equity were 1.30%, 10.75% and 15.65%, respectively, compared to 0.51%, 3.76% and 5.70%, respectively, for the six months ended June 30, 2020. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.

Financial Condition

Total assets at June 30, 2021 increased $77.7 million, or 4.8% (annualized), to $6.51 billion compared to $6.43 billion at March 31, 2021 and increased $671.8 million, or 11.5%, compared to $5.84 billion at June 30, 2020, primarily due to the origination and paydowns of PPP loans, origination of core loans and growth within the securities portfolio.

Total loans at June 30, 2021 decreased $198.4 million, or 17.0% (annualized), to $4.46 billion compared to $4.66 billion at March 31, 2021, primarily due to $271.9 million of paydowns on PPP loans partially offset by the origination of $42.7 million of PPP loans.  Total loans at June 30, 2021 decreased $122.9 million, or 2.7%, compared to $4.58 billion at June 30, 2020. Core loans, which exclude PPP loans, increased $30.8 million, or 3.1% (annualized), to $3.96 billion at June 30, 2021 from $3.93 billion at March 31, 2021 and increased $73.7 million, or 1.9%, from $3.89 billion at June 30, 2020.

Deposits at June 30, 2021 increased $59.2 million, or 4.4% (annualized), to $5.43 billion compared to $5.37 billion at March 31, 2021 and increased $732.6 million, or 15.6%, compared to $4.70 billion at June 30, 2020.

Asset Quality

Nonperforming assets totaled $38.0 million, or 0.58%, of total assets, at June 30, 2021 compared to $35.6 million, or 0.55%, of total assets at March 31, 2021 and $45.1 million, or 0.77%, of total assets, at June 30, 2020. The allowance for credit losses on loans as a percentage of total loans was 1.11% at June 30, 2021 and 1.13% at March 31, 2021.

The recapture of provision for credit losses for the second quarter 2021 was $2.7 million compared to the provision for credit losses of $639 thousand for the first quarter 2021 and $10.7 million for the second quarter 2020 reflecting recent improvements in economic factors compared to prior quarters where there was more uncertainty surrounding unemployment, COVID-19 and effects related to sustained lower crude oil prices.

Second quarter 2021 net charge-offs were $162 thousand, or 0.01% (annualized) of average loans, a decrease from net charge-offs of $345 thousand, or 0.03% (annualized) of average loans, for the first quarter 2021 and $538 thousand, or 0.05% (annualized) of average loans, for the second quarter 2020.

The Company is carefully monitoring the hotel, restaurant and bar, and oil and gas portfolios, which it believes are at heightened risk due to the current economic environment. Loan balances in the hotel industry, excluding PPP loans, totaled $128.5 million, or 2.9% of total loans, at June 30, 2021, of which $10.5 million were on nonaccrual. At June 30, 2021, restaurant and bar industry loans, excluding PPP loans, totaled $114.3 million, or 2.6%, of total loans, of which $301 thousand were on nonaccrual. At June 30, 2021, the Company’s allowance for credit losses on loans allocated to its hotel portfolio was 3.7% of total hotel loans and its restaurant and bar portfolio was 1.3% of total restaurant and bar loans. The oil and gas portfolio, excluding PPP loans, totaled $73.0 million, or 1.6%, of total loans at June 30, 2021, of which $3.5 million were on nonaccrual. At June 30, 2021, the allowance for credit losses on loans allocated to the oil and gas loan portfolio was 2.3% of total oil and gas loans.

The Company granted initial principal and interest deferrals on outstanding loan balances to borrowers in connection with the COVID-19 relief provided by the CARES Act and subsequent deferrals upon request and after meeting certain conditions.  These deferrals were generally no more than 90 days in duration. As of June 30, 2021, 43 loans with outstanding loan balances of $47.4 million remained on deferral.

Dividend

The Board of Directors of Allegiance has declared a cash dividend of $0.12 per share to be paid on September 15, 2021 to all shareholders of record as of August 31, 2021. The amount and timing of any future dividend payments to shareholders will be subject to the discretion of Allegiance’s Board of Directors.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 11 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Thursday, July 29, 2021 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its second quarter 2021 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 5047167.  Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

As of June 30, 2021, Allegiance was a $6.51 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers in the Houston region. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks.  As of June 30, 2021, Allegiance Bank operated 27 full-service banking locations in the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, with 26 bank offices in the Houston metropolitan area and one bank office in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements within the meaning of the securities laws that are derived utilizing assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s expected future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. Additionally, the impact of the COVID-19 pandemic continues to evolve and its future effects on Allegiance are difficult to predict. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Because of these uncertainties, readers should not place undue reliance on any forward-looking statement. Allegiance disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	2021		2020
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
ASSETS
Cash and due from banks	$146,397	$141,947	$122,897	$327,416	$237,585
Interest-bearing deposits at other financial institutions	564,888	482,383	299,869	19,732	28,815
Total cash and cash equivalents	711,285	624,330	422,766	347,148	266,400
Available for sale securities, at fair value	977,282	787,516	772,890	663,301	618,751
Loans held for investment	4,460,743	4,659,169	4,491,764	4,592,362	4,583,656
Less: allowance for credit losses on loans	(49,586)	(52,758)	(53,173)	(48,698)	(47,642)
Loans, net	4,411,157	4,606,411	4,438,591	4,543,664	4,536,014
Accrued interest receivable	37,075	38,632	40,053	36,996	32,795
Premises and equipment, net	65,442	66,115	70,685	69,887	67,229
Other real estate owned	1,397	576	9,196	8,876	11,847
Federal Home Loan Bank stock	8,234	7,775	7,756	9,716	14,844
Bank owned life insurance	27,976	27,825	27,686	27,542	27,398
Goodwill	223,642	223,642	223,642	223,642	223,642
Core deposit intangibles, net	16,306	17,130	17,954	18,907	19,896
Other assets	28,871	31,038	18,909	18,072	18,065
Total assets	$6,508,667	$6,430,990	$6,050,128	$5,967,751	$5,836,881
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$1,973,042	$1,914,121	$1,704,567	$1,772,700	$1,754,128
Interest-bearing
Demand	553,874	480,710	437,328	409,137	375,353
Money market and savings	1,556,920	1,617,823	1,499,938	1,483,370	1,270,437
Certificates and other time	1,349,522	1,361,535	1,346,649	1,252,159	1,300,793
Total interest-bearing deposits	3,460,316	3,460,068	3,283,915	3,144,666	2,946,583
Total deposits	5,433,358	5,374,189	4,988,482	4,917,366	4,700,711
Accrued interest payable	1,940	3,862	2,701	3,082	3,293
Borrowed funds	139,951	147,517	155,515	155,512	255,509
Subordinated debt	108,584	108,453	108,322	108,191	108,061
Other liabilities	35,684	36,432	36,439	30,547	33,164
Total liabilities	5,719,517	5,670,453	5,291,459	5,214,698	5,100,738
SHAREHOLDERS’ EQUITY:
Common stock	20,213	20,183	20,208	20,445	20,431
Capital surplus	506,810	505,307	508,794	516,151	515,045
Retained earnings	231,333	210,834	195,236	186,866	172,723
Accumulated other comprehensive income	30,794	24,213	34,431	29,591	27,944
Total shareholders’ equity	789,150	760,537	758,669	753,053	736,143
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,508,667	$6,430,990	$6,050,128	$5,967,751	$5,836,881

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year-to-Date
	2021		2020			2021	2020
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$57,691	$57,991	$58,496	$56,418	$56,421	$115,682	$111,045
Securities:
Taxable	2,556	2,402	2,203	2,095	1,842	4,958	3,929
Tax-exempt	2,491	2,394	2,316	2,280	2,169	4,885	2,715
Deposits in other financial institutions	94	41	32	18	20	135	215
Total interest income	62,832	62,828	63,047	60,811	60,452	125,660	117,904

INTEREST EXPENSE:
Demand, money market and savings deposits	1,337	1,484	1,621	1,657	1,729	2,821	6,093
Certificates and other time deposits	2,989	3,665	4,507	5,239	5,845	6,654	11,929
Borrowed funds	469	539	557	558	562	1,008	1,068
Subordinated debt	1,441	1,442	1,460	1,448	1,469	2,883	2,942
Total interest expense	6,236	7,130	8,145	8,902	9,605	13,366	22,032
NET INTEREST INCOME	56,596	55,698	54,902	51,909	50,847	112,294	95,872
(Recapture of) provision for credit losses	(2,679)	639	4,368	1,347	10,669	(2,040)	21,659
Net interest income after provision for credit losses	59,275	55,059	50,534	50,562	40,178	114,334	74,213

NONINTEREST INCOME:
Nonsufficient funds fees	94	83	100	75	60	177	229
Service charges on deposit accounts	382	388	405	325	343	770	800
(Loss) gain on sale of securities	—	49	—	—	93	49	287
(Loss) gain on sales of other real estate and repossessed assets	—	(176)	—	117	(306)	(176)	(375)
Bank owned life insurance	151	139	144	144	143	290	294
Debit card and ATM card income	761	630	637	574	510	1,391	994
Rebate from correspondent bank	73	132	196	98	89	205	582
Other	812	491	537	517	630	1,303	1,476
Total noninterest income	2,273	1,736	2,019	1,850	1,562	4,009	4,287

NONINTEREST EXPENSE:
Salaries and employee benefits	22,472	22,452	21,003	20,034	19,334	44,924	39,115
Net occupancy and equipment	2,225	2,390	2,079	2,057	1,926	4,615	3,833
Depreciation	1,057	1,034	1,019	946	885	2,091	1,751
Data processing and software amortization	2,176	2,200	2,107	2,125	1,934	4,376	3,760
Professional fees	608	789	999	756	800	1,397	1,373
Regulatory assessments and FDIC insurance	768	807	810	875	609	1,575	1,241
Core deposit intangibles amortization	824	824	953	989	990	1,648	1,980
Communications	332	321	225	355	390	653	807
Advertising	432	298	347	327	370	730	891
Other real estate expense	229	113	382	2,017	114	342	2,762
Other	2,472	3,691	2,825	2,084	2,427	6,163	4,667
Total noninterest expense	33,595	34,919	32,749	32,565	29,779	68,514	62,180
INCOME BEFORE INCOME TAXES	27,953	21,876	19,804	19,847	11,961	49,829	16,320
Provision for income taxes	5,028	3,866	3,863	3,677	2,054	8,894	2,897
NET INCOME	$22,925	$18,010	$15,941	$16,170	$9,907	$40,935	$13,423

EARNINGS PER SHARE
Basic	$1.13	$0.89	$0.78	$0.79	$0.49	$2.03	$0.66
Diluted	$1.12	$0.89	$0.77	$0.79	$0.48	$2.01	$0.65

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year-to-Date
	2021		2020			2021	2020
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$22,925	$18,010	$15,941	$16,170	$9,907	$40,935	$13,423

Earnings per share, basic	$1.13	$0.89	$0.78	$0.79	$0.49	$2.03	$0.66
Earnings per share, diluted	$1.12	$0.89	$0.77	$0.79	$0.48	$2.01	$0.65
Dividends per share	$0.12	$0.12	$0.10	$0.10	$0.10	$0.24	$0.20

Return on average assets(A)	1.42%	1.18%	1.05%	1.09%	0.71%	1.30%	0.51%
Return on average equity(A)	11.87%	9.59%	8.38%	8.59%	5.51%	10.75%	3.76%
Return on average tangible equity(A)(B)	17.20%	14.03%	12.32%	12.72%	8.32%	15.65%	5.70%
Net interest margin (tax equivalent)(A)(C)	4.02%	4.19%	4.14%	3.95%	4.10%	4.10%	4.12%
Efficiency ratio(D)	57.07%	60.85%	57.53%	60.58%	56.92%	58.93%	62.26%

Capital Ratios
Allegiance Bancshares, Inc. (Consolidated)
Equity to assets	12.12%	11.83%	12.54%	12.62%	12.61%	12.12%	12.61%
Tangible equity to tangible assets(B)	8.76%	8.40%	8.90%	8.92%	8.81%	8.76%	8.81%
Estimated common equity tier 1 capital	12.18%	11.87%	11.80%	11.73%	11.36%	12.18%	11.36%
Estimated tier 1 risk-based capital	12.41%	12.10%	12.04%	11.96%	11.60%	12.41%	11.60%
Estimated total risk-based capital	15.98%	15.72%	15.71%	15.56%	15.17%	15.98%	15.17%
Estimated tier 1 leverage capital	8.56%	8.57%	8.51%	8.70%	8.83%	8.56%	8.83%
Allegiance Bank
Estimated common equity tier 1 capital	13.03%	13.17%	13.32%	13.25%	12.84%	13.03%	12.84%
Estimated tier 1 risk-based capital	13.03%	13.17%	13.32%	13.25%	12.84%	13.03%	12.84%
Estimated total risk-based capital	15.22%	15.37%	15.55%	15.41%	14.97%	15.22%	14.97%
Estimated tier 1 leverage capital	8.99%	9.33%	9.41%	9.64%	9.77%	8.99%	9.77%

Other Data
Weighted average shares:
Basic	20,203	20,140	20,396	20,439	20,414	20,171	20,413
Diluted	20,386	20,342	20,575	20,532	20,514	20,359	20,572
Period end shares outstanding	20,213	20,183	20,208	20,445	20,431	20,213	20,431
Book value per share	$39.04	$37.68	$37.54	$36.83	$36.03	$39.04	$36.03
Tangible book value per share(B)	$27.17	$25.75	$25.59	$24.97	$24.11	$27.17	$24.11
(A)	Interim periods annualized.
(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 11 of this Earnings Release.
(C)	Net interest margin represents net interest income divided by average interest-earning assets.
(D)

Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and (recapture of) provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,543,142	$57,691	5.09%	$4,571,045	$57,991	5.15%	$4,425,036	$56,421	5.13%
Securities	876,099	5,047	2.31%	789,188	4,796	2.46%	594,205	4,011	2.71%
Deposits in other financial institutions and other	294,188	94	0.13%	96,212	41	0.17%	18,173	20	0.44%
Total interest-earning assets	5,713,429	$62,832	4.41%	5,456,445	$62,828	4.67%	5,037,414	$60,452	4.83%
Allowance for credit losses on loans	(52,699)			(53,370)			(41,334)
Noninterest-earning assets	835,801			760,762			637,608
Total assets	$6,496,531			$6,163,837			$5,633,688

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$534,314	$326	0.24%	$458,063	$371	0.33%	$353,252	$421	0.48%
Money market and savings deposits	1,561,987	1,011	0.26%	1,539,127	1,113	0.29%	1,169,225	1,308	0.45%
Certificates and other time deposits	1,365,881	2,989	0.88%	1,332,663	3,665	1.12%	1,302,743	5,845	1.80%
Borrowed funds	144,126	469	1.31%	154,927	539	1.41%	320,332	562	0.71%
Subordinated debt	108,523	1,441	5.33%	108,387	1,442	5.40%	107,998	1,469	5.47%
Total interest-bearing liabilities	3,714,831	$6,236	0.67%	3,593,167	$7,130	0.80%	3,253,550	$9,605	1.19%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,968,714			1,767,740			1,624,641
Other liabilities	38,183			41,330			32,393
Total liabilities	5,721,728			5,402,237			4,910,584
Shareholders' equity	774,803			761,600			723,104
Total liabilities and shareholders' equity	$6,496,531			$6,163,837			$5,633,688

Net interest rate spread			3.74%			3.87%			3.64%

Net interest income and margin		$56,596	3.97%		$55,698	4.14%		$50,847	4.06%

Net interest income and net interest margin (tax equivalent)		$57,287	4.02%		$56,317	4.19%		$51,342	4.10%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Six Months Ended June 30,
	2021			2020
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,557,016	$115,682	5.12%	$4,179,164	$111,045	5.34%
Securities	832,884	9,843	2.38%	491,463	6,644	2.72%
Deposits in other financial institutions	195,768	135	0.14%	34,442	215	1.26%
Total interest-earning assets	5,585,668	$125,660	4.54%	4,705,069	$117,904	5.04%
Allowance for credit losses on loans	(53,033)			(35,026)
Noninterest-earning assets	798,468			619,315
Total assets	$6,331,103			$5,289,358

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$496,399	$697	0.28%	$358,289	$1,267	0.71%
Money market and savings deposits	1,550,620	2,124	0.28%	1,168,883	4,826	0.83%
Certificates and other time deposits	1,349,364	6,654	0.99%	1,248,085	11,929	1.92%
Borrowed funds	149,496	1,008	1.36%	230,666	1,068	0.93%
Subordinated debt	108,455	2,883	5.36%	107,931	2,942	5.48%
Total interest-bearing liabilities	3,654,334	$13,366	0.74%	3,113,854	$22,032	1.42%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,868,783			1,425,265
Other liabilities	39,748			31,919
Total liabilities	5,562,865			4,571,038
Shareholders' equity	768,238			718,320
Total liabilities and shareholders' equity	$6,331,103			$5,289,358

Net interest rate spread			3.80%			3.62%

Net interest income and margin		$112,294	4.05%		$95,872	4.10%

Net interest income and net interest margin (tax equivalent)		$113,604	4.10%		$96,493	4.12%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	2021		2020
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$690,867	$664,792	$667,079	$650,634	$651,430
Paycheck Protection Program (PPP)	499,207	728,424	569,901	710,234	695,772
Real estate:
Commercial real estate (including multi-family residential)	2,051,516	2,018,853	1,999,877	1,971,228	1,956,116
Commercial real estate construction and land development	371,732	386,637	367,213	376,877	386,865
1-4 family residential (including home equity)	715,119	726,228	737,605	716,565	703,513
Residential construction	111,956	119,528	127,522	148,056	171,656
Consumer and other	20,346	14,707	22,567	18,768	18,304
Total loans	$4,460,743	$4,659,169	$4,491,764	$4,592,362	$4,583,656

Asset Quality:
Nonaccrual loans	$36,643	$35,051	$28,893	$37,928	$33,223
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	36,643	35,051	28,893	37,928	33,223
Other real estate	1,397	576	9,196	8,876	11,847
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$38,040	$35,627	$38,089	$46,804	$45,070

Net charge-offs	$162	$345	$4,287	$291	$538

Nonaccrual loans:
Commercial and industrial	$12,949	$14,059	$10,747	$13,171	$12,578
Real estate:
Commercial real estate (including multi-family residential)	18,123	13,455	10,081	15,849	16,127
Commercial real estate construction and land development	53	1,000	3,011	3,085	53
1-4 family residential (including home equity)	4,839	5,736	4,525	4,263	3,434
Residential construction	—	—	—	876	898
Consumer and other	679	801	529	684	133
Total nonaccrual loans	$36,643	$35,051	$28,893	$37,928	$33,223

Asset Quality Ratios:
Nonperforming assets to total assets	0.58%	0.55%	0.63%	0.78%	0.77%
Nonperforming loans to total loans	0.82%	0.75%	0.64%	0.83%	0.72%
Allowance for credit losses on loans to nonperforming loans	135.32%	150.52%	184.03%	128.40%	143.40%
Allowance for credit losses on loans to total loans	1.11%	1.13%	1.18%	1.06%	1.04%
Net charge-offs to average loans (annualized)	0.01%	0.03%	0.37%	0.03%	0.05%

Allegiance Bancshares, Inc.

GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures

(Unaudited)

Allegiance’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per share, return on average tangible equity and the ratio of tangible equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year-to-Date
	2021		2020			2021	2020
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Total shareholders' equity	$789,150	$760,537	$758,669	$753,053	$736,143	$789,150	$736,143
Less: Goodwill and core deposit intangibles, net	239,948	240,772	241,596	242,549	243,538	239,948	243,538
Tangible shareholders’ equity	$549,202	$519,765	$517,073	$510,504	$492,605	$549,202	$492,605

Shares outstanding at end of period	20,213	20,183	20,208	20,445	20,431	20,213	20,431

Tangible book value per share	$27.17	$25.75	$25.59	$24.97	$24.11	$27.17	$24.11

Net income	$22,925	$18,010	$15,941	$16,170	$9,907	$40,935	$13,423

Average shareholders' equity	$774,803	$761,600	$756,699	$748,647	$723,104	$768,238	$718,320
Less: Average goodwill and core deposit intangibles, net	240,331	241,166	242,043	243,015	244,010	240,746	244,508
Average tangible shareholders’ equity	$534,472	$520,434	$514,656	$505,632	$479,094	$527,492	$473,812

Return on average tangible equity(A)	17.20%	14.03%	12.32%	12.72%	8.32%	15.65%	5.70%

Total assets	$6,508,667	$6,430,990	$6,050,128	$5,967,751	$5,836,881	$6,508,667	$5,836,881
Less: Goodwill and core deposit intangibles, net	239,948	240,772	241,596	242,549	243,538	239,948	243,538
Tangible assets	$6,268,719	$6,190,218	$5,808,532	$5,725,202	$5,593,343	$6,268,719	$5,593,343

Tangible equity to tangible assets	8.76%	8.40%	8.90%	8.92%	8.81%	8.76%	8.81%

(A)	Interim periods annualized.